NIC
The eGovernment Company
                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

                                                     CONTACT:   Kevin Childress
                                                                NIC
                                                                703.742.7827
                                                                Kevin@nicusa.com
                                                                ----------------

                    NIC STREAMLINES EGOVERNMENT APPLICATIONS
                           AND PROCUREMENT BUSINESSES

COMPANY WARNS THIRD QUARTER REVENUE, INCOME TARGETS WILL FALL SHORT OF EXPECTATIONS

OVERLAND PARK, Kan. - (September 20, 2000) - NIC (Nasdaq: EGOV), the world's largest eGovernment solutions provider, today announced it will re-align its eGovernment applications and services businesses to better leverage its advantages in the electronic government solutions market and to accelerate its path to profitability. The company also issued a warning today that it will likely fall short of third quarter expectations with an anticipated net loss per share of between ($0.24) and ($0.25) prior to a one-time anticipated quarterly charge of approximately $0.01/share. The Company also announced significant cost saving measures at two units, and reorganized its management team. These important changes will be addressed in a conference call at 11 AM Eastern Time today, September 20, 2000.

Jim Dodd, NIC's President & CEO said, "In the past year we have successfully built upon our core leadership position in eGovernment by expanding our target market from state governments to local, federal and international public sector enterprises, and by growing our technology and product base allowing us to web-enable virtually all major government-to-business (G2B) and government-to-consumer (G2C) processes. Through both acquisition and partnership, we have assembled all the assets necessary to help guide governments and their constituents through e-

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transformation and to widespread adoption of internet-enabled government services. Our re-structuring is designed to integrate these assets - resulting in a better solution set for government partners and accelerated profitability for investors."

NIC will take a one-time pre-tax charge in the third quarter of approximately $1 million for the restructuring, which will involve reductions in force at NIC Commerce and NIC Technologies, both of which were acquired in the past year. The savings from these reductions are expected to approximate $1.25-1.75 million (pretax) annually. These product solutions divisions had been the main source of shortfalls vs. expectations in both Company revenues and EBITDA, which are expected in the range of $19.0 to $19.5 million, and ($7.5) to ($8.5) million, respectively. The revenue shortfalls are primarily attributable to industry-wide post Y2K delays in sales cycles; the cash flow shortfalls resulted from expenditures for sustained development and marketing efforts to support significant new contracts whose revenue and positive margin impact will come in future quarters.

In addition to the charges noted above, NIC announced that Robert Main, president of NIC Commerce, will assume the post of Founder and Chief Technical Officer of that division, and that a nationwide search firm has been retained to seek his replacement.

"We are displeased with our short-term financial results, and in particular with the performance of our newly-acquired companies. But we remain convinced that our 1999 and 2000 expansion investments were all necessary to secure and broaden NIC's lead in eGovernment at the most critical juncture in the category's formation. We are now in a better position than ever to benefit from the imminent explosion of e-commerce in the public sector", said Dodd.

Kevin Childress, NIC's Chief Financial Officer, said "Our difficulty forecasting has resulted from disappointments in our newer businesses, which to date have not been transaction-based and are therefore subject to significantly greater revenue volatility. However, our recently announced new business announcements together with new major alliances will allow for a more stable base of income on an annuity (transaction) basis as we look forward.

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"Significant revenue and profit generation potential for 2001 and beyond will come from:

  --STATE PORTAL SERVICES. In addition to a very strong state portal pipeline which could produce several additional partnerships, Tennessee, Idaho, and Hawaii are all expected to produce revenue and positive cash flow in 2001;

  --PROCUREMENT. As many two new states prior to the end of 2000 as well as the States of Colorado and Utah and the Houston-Galveston Area Council;

  --LOCAL PORTAL SERVICES. We have received notification of three major local government NIC wins and believe there will be the announcement of at least two more prior to year-end (in addition to San Francisco and Indianapolis/Marion County);

  --AOL GOVERNMENT GUIDE PARTNERSHIP. Depending on speed of adoption and demand for advertising, this partnership can produce significant revenues and high gross margins, particularly later in 2001 and accelerating into 2002."

NIC also announced a new management structure which will have three major business sectors - public/private partnerships, strategic ventures and eGovernment solutions - and an integrated business development, communications and sales effort supporting all three. The public-private partnerships group will include all state and local projects under long-term contracts, which currently number 15 states and large localities. The strategic ventures group will include NIC's alliances with AOL and Deloitte Consulting, its growing international interests and its B2G industry portal venture. The eGovernment solutions group will consist of NIC's three product solutions businesses: NIC Commerce, NIC Technologies and NIC Conquest. This group will build and deploy standard eGovernment solutions for NIC's public/private partnerships and strategic venture companies, as well as for government enterprises and agencies that desire stand-alone products and solutions.

Harry Herington, who oversees state portal operations, and Ray Coutermarsh of the local division will report to Dodd in the partnerships sector, as will the new president of NIC Commerce. Kevin Childress, currently CFO, will take on the strategic ventures group, and P.K. Agarwal, currently CIO, will lead the eGovernment solutions group. Joe Nemelka will continue to head the NIC Market Development Division, which has expanded to include company-wide communications. Steve Kovzan, currently the Company's Controller, has been appointed Vice President--Financial Operations.

Jim Dodd and Kevin Childress will address the issues in this release on a conference call at 11 AM Eastern Time. To access the call, please dial 888.391.0089, the chairman is Kevin Childress and the reservation number is 16417305.

ABOUT NIC

NIC is the world's largest eGovernment solutions provider, dedicated to positively transforming the relationships among citizens, businesses and government. Through federal, state, local and global government partnerships, NIC manages millions of transactions and thousands of applications accessible to more than 160 million people worldwide. For more information, visit NIC at www.nicusa.com.

Special Note: The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of e-government solutions by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's Annual Report on Form 10-K filed on March 10, 2000 with the Securities and Exchange Commission and in the Company's most recent quarterly report on Form 10-Q filed with the SEC.